UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): September 17, 2009
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01, Entry into a Material Definitive Agreement and Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On September 22, 2009, MedCath Corporation (“MedCath”) announced in a press release that James A. Parker was appointed Executive Vice President and Chief Financial Officer of MedCath, effective immediately.
Mr. Parker, 44, served as MedCath’s Senior Vice President, Finance and Development and Interim Chief Financial Officer since June 5, 2009. Mr. Parker was appointed as Senior Vice President, Finance and Development in June 2008. Prior to that time, Mr. Parker served as MedCath’s Interim Chief Financial Officer from January- June 2008 and as Vice President, Treasurer and Director of Investor Relations since joining MedCath in March 2001. Prior to MedCath, Mr. Parker served in various positions with Bank of America. His tenure at Bank of America began in 1987 and culminated in his position as a high yield bond research analyst with responsibility for coverage of the health care industry at Banc of America Securities. Mr. Parker received his bachelor’s degree from the University of Georgia and his master’s degree in business administration from Wake Forest University’s Babcock School of Management.
In connection with his employment, Mr. Parker will receive an annual base salary of $350,000. Additionally, MedCath will grant Mr. Parker 21,097 restricted shares. All other terms of Mr. Parker’s employment with MedCath will remain the same as was stated in his amended employment agreement included in the August 14, 2009 Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit
No.	Description

99.1	Press Release dated September 22, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: September 22, 2009	By:	/s/ O. Edwin French
O. Edwin French
President and Chief Executive Officer